Exhibit 1.1
16,578,947 Shares
FirstMerit Corporation
Common Stock
UNDERWRITING AGREEMENT
May 17, 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
RBC Capital Markets Corporation
One Liberty Plaza
New York, NY 10006
Sandler O’Neill & Partners, L.P.
919 Third Avenue
New York, NY 10022
     As Representatives of the Several Underwriters
Dear Sirs:
     1. Introductory. FirstMerit Corporation, a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and an Ohio corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 16,578,947 shares (“Firm Securities”) of its common stock, no par value (“Common Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,486,842 additional shares (“Optional Securities”) of its Common Stock as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Shares”.
          On May 14, 2010, prior to the offering of the Shares contemplated hereby and the execution of this Agreement, the Company, through its subsidiary FirstMerit Bank, National Association (“FirstMerit Bank”), assumed substantially all of the deposits and certain identified liabilities and acquired certain assets of Midwest Bank and Trust Company, an Illinois state-chartered bank and a wholly-owned subsidiary of Midwest Banc Holdings, Inc., from the Federal Deposit Insurance Corporation (“FDIC”), as receiver, in accordance with the terms of a purchase and assumption agreement dated May 14, 2010 (the “Purchase and Assumption Agreement”) as described in the Preliminary Prospectus Supplement (as defined below) under the heading “Prospectus Supplement Summary—Recent Developments” (collectively, the “Acquisition”). The Purchase and Assumption Agreement, the FirstMerit Bank Cash-Settled Value Appreciation Instrument dated May 14, 2010 and the Escrow Agreement dated May 14, 2010 are herein collectively called the “Acquisition Agreement.”

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3ASR (No. 333-157163), including a related prospectus or prospectuses, covering the registration of the Shares under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 7:30 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” of the Registration Statement relating to the Shares means the time of the first contract of sale for the Shares.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Shares and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Representatives” means Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation and Sandler O’Neill & Partners, L.P.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Global Select Market (“NASDAQ Rules”).
     “Significant Subsidiary” means a significant subsidiary as defined in Rule 405.
     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that a form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
     Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Shares and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The documents incorporated by reference in the Statutory Prospectus, when they became effective or were filed with the

Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.
     (c) Automatic Shelf Registration Statement.
     (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
     (ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective on February 6, 2009.
     (iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Shares, all as described in Rule 405.

     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated May 17, 2010 (the “Preliminary Prospectus Supplement”), including the base prospectus, dated February 6, 2009 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in, or omissions from, any Statutory Prospectus, any Issuer Free Writing Prospectus or the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not be reasonably expected to result in a Material Adverse Effect (as defined below).
     (h) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not be reasonably expected to result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and is nonassessable (other than such assessment as may be required pursuant to 12 U.S.C. § 55 with respect to the stock of a national banking association); and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The Company’s sole Significant Subsidiary is FirstMerit Bank.

     (i) Authorization and Description of the Shares. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized by the Company; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, such Shares will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and the Final Prospectus and to the description of the Common Stock contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Common Stock; and none of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive or similar rights of any security holder.
     (j) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (k) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights within any of the lock-up periods described in Section 5(k).
     (l) Approval of Listing. On or before the Closing Date, the Shares will have been approved for listing on the NASDAQ Global Select Market (“NASDAQ”), subject to notice of issuance.
     (m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement (including, without limitation, the offering, issuance and sale of the Shares by the Company and the entering into and consummation of the Acquisition), except such as have been obtained, or made and such as may be required under the notification requirements of NASDAQ (which shall be delivered on or before the Closing Date) and state securities laws.
     (n) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares, the execution, delivery and performance of the Acquisition Agreement and the consummation of the Acquisition, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment

Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the charter or by-laws of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (p) Absence of Existing Defaults and Conflicts. (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws, limited liability agreement or other organizational instruments or (ii) neither the Company nor any of its subsidiaries is in violation of or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of clause (ii) only, such violations or defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
     (q) Authorization of Agreements. Each of this Agreement and the Acquisition Agreement has been duly authorized, executed and delivered by the Company. The Acquisition Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (r) Bank Holding Company; Possession of Licenses and Permits. The Company is duly registered as a bank holding company under the BHCA. Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) and have made all filings, applications and registrations with all courts, regulatory authorities or governmental agencies or bodies having jurisdiction over the Company and its subsidiaries necessary to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them. The Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a Material Adverse Effect.
     (s) No Enforcement. Except as disclosed in the General Disclosure Package and Final Prospectus, neither the Company nor any subsidiary of the Company (i) is the subject of any cease-and-desist order, operating agreement, written agreement, consent decree, memorandum of understanding, commitment letter, order, directive, extraordinary supervisory letter or similar action taken, issued or required by any governmental, regulatory, judicial, self-regulatory or similar body or (ii) has been advised by any governmental, regulatory, judicial, self-regulatory or similar body having jurisdiction over the Company and its subsidiaries that it is considering taking, issuing or requiring any of the items in clause (i). The Company and its subsidiaries are in compliance in all material respects with the terms of any item listed in clause (i) that is disclosed in the General Disclosure Package and Final Prospectus.

     (t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.
     (u) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (v) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (w) ERISA Compliance. Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability (within the meaning of Sections 4203 and 4205 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), respectively), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.
     (x) Company Website. All information on (or hyperlinked from) the Company’s website at www.firstmerit.com either (i) qualifies for the exemption for regularly released factual business information or forward-looking information in Rule 168 of the Act or (ii) qualifies for the safe-harbor related to historical information in Rule 433(e)(2) under the Act.
     (y) SEC Comments. The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.
     (z) Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the captions “Prospectus Supplement Summary—Recent Developments—Midwest Bank Acquisition,” “U.S. Federal Tax Consequences to Non-U.S. Holders,” “Description of Common Stock” and “Underwriting” and in the Company’s Annual Report on Form 10-K incorporated by reference into the General Disclosure Package and the Prospectus under the caption “Business—Regulation and Supervision”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

     (aa) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (bb) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection 101(c)(1) of such rule.
     (cc) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
     (dd) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Rules and Regulations. The Company maintains a system of internal controls, including, but not limited to, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls over financial reporting are effective and the Company is not aware of any material weakness in its Internal Control over financial reporting. Except as disclosed in the General Disclosure Package and the Final Prospectus, since December 31, 2009, there has been no change in the Internal Controls that has materially affected, or is reasonably likely to materially affect, the Internal Controls. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Rules and Regulations. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     (ee) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

     (ff) Legal Proceedings. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by or before any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
     (gg) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.
     (hh) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
     (ii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (jj) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.
     (kk) Compliance with Certain Laws. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, represents that it has not violated, its participation in the offering and sale of the Shares contemplated by the this Agreement will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title

18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.
     (ll) Tax. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect). Except as set forth in the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) shown as due thereon, except for any such taxes, assessments, fines or penalties that are not currently due and payable or that are being contested in good faith and for which adequate reserves for the payment of such taxes have been maintained by the Company.
     (mm) Use of Proceeds. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from sale of the Shares to repay any outstanding debt owed to any Underwriter or any affiliate of an Underwriter.
     (nn) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.
     (oo) The offer, issuance and sale of the Shares do not require any approval of the Company’s shareholders, including without limitation pursuant to the rules and regulations of NASDAQ.
     3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $18.1925 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.
     The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the

Representatives drawn to the order of the Company at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York NY 10036, at 10:00 a.m., New York time, on May 21, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Shares sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be no later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
     (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433 (including without limitation timely Commission filing where required).
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any

Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and will file no such amendment or supplement to which the Manager shall have reasonably objected in writing. The Company will also advise the Representatives promptly of (i) the filing of any such proposed amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the notice or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will advise the Representatives when the Underwriters are free to resume solicitation. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) New Shelf. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. //
     (e) Rule 158. As soon as practicable, but in any event no later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (f) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (g) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representatives designate and will maintain such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify or (ii) file any general consent to service of process in any such jurisdiction. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any such jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (h) Reporting Requirements. During the period of five years hereafter, the Company will furnish, upon request, to the Representatives and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (i) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to any review by the Financial Industry Regulatory Authority of the Shares (including filing fees and the fees and expenses of counsel for the Underwriters relating directly to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes and the cost of lodging, meals, and other expenses for the Company, fees and expenses incident to listing the Shares on NASDAQ, fees and expenses in connection with the registration of the Shares under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood and acknowledged, however, that, except as provided in this Agreement, the Underwriters will pay all of their own costs and expenses, including fees of their counsel and transfer taxes on resale of any of the Shares.
     (j) Use of Proceeds. The Company will use the net proceeds from the sale of the Shares in this offering in the manner set forth under the caption “Use of Proceeds” in the General Disclosure Package and the Final Prospectus.
     (k) Absence of Manipulation. The Company will not take, and will cause its subsidiaries not to take, directly or indirectly, any action designed to cause or result in, that constitutes or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (l) Restriction on Sale of Common Stock. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its

Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (1) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (2) offer, sell, issue, contract to sell, or grant any option, right or warrant to purchase Lock-Up Securities, (3) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (5) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or in each case publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC, except for (i) the offer and sale of the Shares, (ii) the filing of a registration statement on Form S-4 relating to the registration of shares of Common Stock that may be issued in connection with an acquisition of another entity not in excess of a specified percentage of the Company’s issued and outstanding shares of Common Stock as of the date hereof set forth in a letter agreement dated as of the date hereof, between the Company and the Representative and subject to any terms and conditions in such agreement, (iii) the filing of a registration statement on Form S-8 relating to the registration of             shares of Common Stock that may be issued pursuant to equity plans described in the General Disclosure Package, (iv) grants of employee stock options or other equity-based awards pursuant to the terms of an equity compensation plan in effect on the date hereof and described in the General Disclosure Package (including without limitation each such equity compensation plan listed as an exhibit to the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009) or issuances of Lock-Up Securities pursuant to the exercise of such options or other awards and (v) issuances pursuant to the exercise of the equity appreciation instrument issued to the FDIC in connection with the Acquisition. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representatives consent to in writing.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives are hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).
     (b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission. The Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and no Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any downgrading in the rating of any debt securities (or, if applicable, preferred stock) of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities (or, if applicable, preferred stock) of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NASDAQ or the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchanges; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York or Ohio authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.
     (d) Opinion of In-house Counsel for the Company. The Representatives shall have received from the Company’s in-house counsel, Judith A. Steiner, Executive Vice President, General Counsel and Secretary of the Company, an opinion substantially in the form of Exhibit B hereto, dated as of such Closing Date.
     (e) Opinion of Outside Counsel for the Company. The Representatives shall have received from Vorys, Sater, Seymour and Pease LLP, the Company’s outside counsel, an opinion substantially in the form of Exhibit C hereto, dated as of such Closing Date, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) Opinion of Counsel for the Underwriters. The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion and a letter, dated as of such Closing Date, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) Officers’ Certificate. The Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated such Closing Date, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the respective dates of the most recent financial statements included in or incorporated by reference into the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (h) Chief Financial Officer’s Certificate. The Representatives shall have received a certificate, dated the date hereof, and a bring-down certificate, dated each Closing Date, of the principal financial or accounting officer of the Company substantially in the form of Schedule D hereto.
     (i) Lock-Up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives, officers and directors of the Company set forth on Schedule E hereto relating to sales and certain other dispositions of Common Stock or certain other securities, shall have been delivered to the Representatives on or before the date hereof, and are in full force and effect at each Closing Date.
     (j) Listing. The Shares shall have been approved for listing on the NASDAQ Global Select Market, subject only to notice of issuance at or prior to each Settlement Date.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus, Final Prospectus or any Issuer Free Writing Prospectus, or any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each

Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus, Final Prospectus or any Issuer Free Writing Prospectus, or any Non-Prospectus Road Show or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information in the Preliminary Prospectus Supplement and the Final Prospectus: the concession figure appearing in the fourth paragraph under the caption “Underwriting” and the twelfth paragraph under the caption “Underwriting” to the extent concerning stabilizing transactions. The Company and the Representatives acknowledge that no information has been furnished to the Company by any Underwriter through the Representatives for use in any Non-Prospectus Road Show.
     (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the reasonable fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the offering under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Common Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First or any Optional Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of, and payment for, the Shares. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Research Independence. The Company acknowledges that any Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against each Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by such Underwriter’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by the Underwriting Agreement.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD, c/o RBC Capital Markets Corporation, Three World Financial Center, 200 Vesey Street, 9th Floor, New York, New York 10281-8098, Attention: Joe Morea, Equity Capital Markets, and Sandler O’Neill & Partners, L.P., 919 Third Avenue, New York, NY 10022, Attention Bob Kleinert, Equity Syndicate, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at FirstMerit Corporation, III Cascade Plaza, 7th Floor, Akron, OH 44308 Attention: Judith A. Steiner, Executive Vice President, General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     14. Representation of the Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives (or Credit Suisse Securities (USA) LLC individually on behalf of the Representatives) will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed by facsimile or other electronic signatures in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or is advising the Company on other matters;
     (b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters have and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

     Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.
[Remainder of Page Intentionally Left Blank]

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, FirstMerit Corporation
By:	/s/ Paul G. Greig
	Name:	Paul G. Greig
	Title:	Chairman, President and CEO

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC
By:	/s/ Matthew D. Beitzel
	Name:	Matthew D. Beitzel
	Title:	Director

RBC Capital Markets Corporation
By:	/s/ Gerald Wiant
	Name:	Gerald Wiant
	Title:	Managing Director

Sandler O’Neill & Partners, L.P. By: Sandler O’Neill & Partners Corp., the sole general partner
By:	/s/ Robert A. Kleinert
	Name:	Robert A. Kleinert
	Title:	Principal, Head of Syndicate

Acting on behalf of itself and as the Representatives of the several Underwriters

SCHEDULE A

Number of
Underwriter	Firm Securities
Credit Suisse Securities (USA) LLC	5,526,316
RBC Capital Markets Corporation	5,526,316
Sandler O’Neill & Partners, L.P.	5,526,315

Total	16,548,947

SCHEDULE B
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:
1.	Issuer Free Writing Prospectus filed with the Commission on May 17, 2010.
2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:
1.	The initial price to the public of the Shares: $19.00.

2.	Number of Firm Securities: 16,578,947

3.	Number of Optional Securities: 2,486,842

SCHEDULE C
     The Representatives shall have received letters, dated, respectively, the date hereof and the each Closing Date confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws to the effect that:

SCHEDULE D
CFO Certificate

SCHEDULE E
Officers and Directors of the Company Signing Lock-Up Agreements
Paul G. Greig, Chairman of the Board, President & Chief Executive Officer
Terrence E. Bichsel, Executive Vice President & Chief Financial Officer
Kenneth A. Dorsett, Executive Vice President, Wealth Management Services
David G. Goodall, Executive Vice President, Commercial Banking
Christopher J. Maurer, Executive Vice President, Human Resources
William P. Richgels, Executive Vice President & Chief Credit Officer
Larry A. Shoff, Executive Vice President & Chief Technology Officer
Judith A. Steiner, Executive Vice President, Risk Management, General Counsel and Secretary
Clifford J. Isroff, Lead Director
Steven H. Baer, Director
Karen S. Belden, Director
R. Cary Blair, Director
John C. Blickle, Director
Robert W. Briggs, Director
Richard J. Colella, Director
Gina D. France, Director
Terry L. Haines, Director
J. Michael Hochschwender, Director
Philip A. Lloyd II, Director

EXHIBIT A
Lock-Up Letter Agreement

May 17, 2010
FirstMerit Corporation
III Cascade Plaza, 7th Floor
Akron, OH 44308
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010-3629
RBC Capital Markets Corporation
One Liberty Plaza
New York, NY 10006
Sandler O’Neill & Partners, L.P.
919 Third Avenue
New York, NY 10022
     As Representatives of the several Underwriters named in the Underwriting Agreement
Dear Sirs:
     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the common stock (the “Securities”) of FirstMerit Corporation, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”); provided, however, that the undersigned may effect an exchange or sale of Securities solely in connection with a “cashless” exercise of stock options granted by the Company to the undersigned. In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
     The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement governing the terms of the offering.
     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.
     This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void at the earliest of (i) the time the Company notifies you in writing that it does not intend to proceed with the offering contemplated by the Underwriting Agreement, (ii) the Underwriting Agreement is terminated for any reason prior to the sale of the Securities to the Underwriters and (iii) the Public Offering Date shall not have occurred on or before May 28, 2010. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,

[Name of stockholder]

EXHIBIT B
In-House Counsel Opinion

EXHIBIT C
Vorys, Sater, Seymour and Pease LLP Opinion